                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                           /X/
Filed by a Party other than the Registrant        / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   CARDIODYNAMICS INTERNATIONAL CORPORATION

               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                   Cardiodynamics International Corporation


                       6175 Nancy Ridge Drive, Suite 300
                              San Diego, CA 92121

                                 June 14, 1999



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of CardioDynamics International Corporation which will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California on Thursday, July 15, 1999 at 9:00 a.m.

Additional details relating to the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

In order for us to have an efficient meeting, please promptly sign, date and return the enclosed proxy in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.


                                   On behalf of the Board of Directors,

                                   /s/ MICHAEL K. PERRY
                                   Michael K. Perry
                                   Director and Chief Executive
                                         Officer


--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.
--------------------------------------------------------------------------------

                   CARDIODYNAMICS INTERNATIONAL CORPORATION

                       6175 Nancy Ridge Drive, Suite 300
                              San Diego, CA 92121

                   Notice of Annual Meeting of Shareholders

                           To be held July 15, 1999

The Annual Meeting of Shareholders of CardioDynamics International Corporation, a California corporation ("CardioDynamics"), will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, on Thursday, July 15, 1999 at 9:00 a.m., to consider and act upon the following matters:

1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: Louis P. Ferrero, Cam L. Garner, James C. Gilstrap, Richard O. Martin, Allen E. Paulson and Michael K. Perry;

2. To ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending November 30, 1999;

And to transact any other business which may properly come before the meeting or any postponement(s) or adjournment(s) thereof. We have no information of any such other matters.

Shareholders of record at the close of business on May 28, 1999 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our offices. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                            By Order of the Board of
                                            Directors,


                                            /s/ MICHAEL K. PERRY
Dated: June 14, 1999                        Michael K. Perry
                                            Director and Chief Executive Officer

                  Cardiodynamics International Corporation

                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held July 15, 1999


These proxy materials are being mailed in connection with the solicitation of proxies by the Board of Directors of CardioDynamics International Corporation, a California corporation ("CardioDynamics"), for the Annual Meeting of Shareholders to be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California at 9:00 a.m. on July 15, 1999 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately June 14, 1999.

The address of our principal executive office is 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121.

                              PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to our Corporate Secretary before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. You may also revoke your proxy at the Annual Meeting by voting your shares in person. We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional compensation, solicit proxies personally by telephone.

The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting is May 28, 1999. At the close of business on the record date, we had 38,215,960 outstanding shares of common stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on matters brought before the Annual Meeting. In voting for Directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of Directors to be elected, multiplied by the number of shares he or she holds, or to distribute his or her votes on the same principle among the nominees to be elected in such manner as he or she may see fit. For example, a shareholder owing 10 shares of Common Stock would have 60 votes (six Directors multiplied by 10 shares) to allocate among as few as one, or as many as six candidates. A shareholder may cumulate his or her votes, however, only if his or her candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Annual Meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The shares represented by the proxy will be voted at the Annual Meeting by the proxy holder as specified by the person solicited. Discretionary authority to cumulate votes is, however, being solicited by the Board of Directors.

California statutes and case law do not give specific instructions regarding the treatment of abstentions and broker non-votes for corporations such as ours on matters which require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting; however, we believe that California law provides that if shares are represented and vote on any issue at the Annual Meeting their failure to vote yes on any other issue (through either abstention or a broker non-vote) has the same effect as a negative vote on that other issue and we will treat such abstentions or broker non-votes accordingly. On matters which require the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes have the same effect as a negative vote.


                                  PROPOSAL 1

                             ELECTION OF DIRECTORS


As of the date of Annual Meeting our Board will be reduced from 10 to six directors. The six individuals below have been nominated for election to our Board. Unless you specify otherwise, your proxy will be voted for the election of the nominees of the Board of Directors who are listed below, distributed among the nominees as the proxy holders see fit.

If, however, any of the nominees are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as Directors.

The Company's Board of Directors recommends a vote FOR the nominees listed
                                                   ---
herein.

                                             First Year
                                              Elected
          Name                                Director      Age
                                              --------      ---
          Louis P. Ferrero                      1997         56

          Cam L. Garner                         1997         51

          James C. Gilstrap                     1995         63

          Richard O. Martin                     1997         59

          Allen E. Paulson                      1995         77

          Michael K. Perry                      1998         38
          -------------------------------------------------------

Louis P. Ferrero. Mr. Ferrero has served as a Director of our Company since July 1997. Mr. Ferrero has been Chairman and Chief Executive Officer of Conseco Global Investments since 1991. Conseco Global Investments is an investment company, which identifies emerging investment opportunities for Conseco, Inc., a major insurance holding company. Before joining Conseco Global Investments, Mr. Ferrero was Chairman and Chief Executive Officer of Anacomp, Inc., a full-service provider of computer and micrographics equipment, service and supplies. Mr. Ferrero holds a Bachelor of Economics and Marketing degree from the University of Florida.

Cam L. Garner. Mr. Garner has served as a Director of our Company since July 1997. Mr. Garner has been Chief Executive Officer of Dura Pharmaceuticals, Inc., a respiratory products company since 1990, Chairman of its Board since 1995, and served as its President from 1990 to 1998. Prior to joining Dura Pharmaceuticals, Inc., Mr. Garner was Senior Vice President of Sales and Marketing with Hybritech, Inc., a division of Eli Lilly & Co. Mr. Garner serves as Director for Nanogen, Inc., Safeskin Corporation and Spiros Development Corporation II, Inc., as well as for Dura Pharmaceuticals. Mr. Garner earned a Masters Degree in Business Administration from Baldwin-Wallace College and a Bachelor of Arts degree in Biology from Virginia Wesleyan.

James C. Gilstrap. Mr. Gilstrap served as Chairman of the Board of our Company from May 1995 to June 1996, and has been Co-Chairman of the Board since June 1996. Mr. Gilstrap is retired from Jefferies & Company, where he served as Senior Executive Vice President, Partner, and Member of the Executive Committee. Mr. Gilstrap serves on the Board of Full House Resorts, Inc. and is past President of the Dallas Securities Dealers as well as a past member of the Board of Governors of the National Association of Securities Dealers, Inc.

Richard O. Martin, Ph.D. Dr. Martin has served as a Director of our Company since July 1997. Dr. Martin is currently President of Medtronic-Physio-Control Corporation, a medical device company which designs, manufactures and sells external defibrillators and heart monitors. Until Medtronic's acquisition in 1998 of Physio-Control International Corporation, Dr. Martin was Chairman and CEO of Physio-Control International. Prior to that he was Vice President of Cardiovascular Business Development with SULZERmedica, Inc. and has held several management positions at Intermedics, Inc. and Medtronic, Inc. Dr. Martin serves on the Boards of Maxxim Medical, Inc., SeaMED Corporation and Encore Medical Corporation. Dr. Martin earned a Doctorate in Electrical/ Biomedical Engineering at Duke University.

Allen E. Paulson. Mr. Paulson has been Co-Chairman of our Board since June 1996 and a Director since February 1995. Mr. Paulson owns numerous companies having substantial investments in diverse industries, including aircraft; energy exploration; horse breeding, training, and racing; automobile dealerships; gaming and entertainment; and real estate and resorts. Mr. Paulson is the founder and Chairman Emeritus of Gulfstream Aerospace Corporation, the world's leading designer, manufacturer and marketer of large corporate jets. He has earned numerous awards including the Horatio Alger Award for Distinguished Americans, and the American Academy of Achievement's Golden Plate Award, as well as five honorary doctorates.

Michael K. Perry. Mr. Perry has been our Chief Executive Officer and a Director of our Company since April 1998. From November 1994 until June 1996, Mr. Perry served as Vice President of Operations at Pyxis Corporation, a publicly traded company that provides healthcare automation and information management services as well as pharmacy management services to hospitals and outpatient facilities. In 1996, Pyxis was acquired by Cardinal Health, Inc. Prior to that, Mr. Perry held the positions of Director of Quality for the Hewlett Packard DeskJet Group and Business Manager for the Hewlett Packard Medical Products Group. Mr. Perry holds a Bachelor of Science in Mechanical Engineering from General Motors Institute and a Masters in Business Administration from Harvard Business School.

Board Meetings and Committees

The Company's Board of Directors held ten meetings during the fiscal year ended November 30, 1998. Each incumbent Director attended at least 75% of the aggregate of the total meetings of the Board and of all his Board committees held during the period in which he served as a Director, except Nicholas Diaco, M.D. who participated in 70% of the meetings of the Board, and Stephenson M. Dechant who participated in 63% and 50% of the Compensation and Audit Committee meetings, respectively.

The Board of Directors has established a standing Compensation Committee currently composed of Messrs. Garner, Dechant and Gilstrap. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. The Committee held eight meetings during the fiscal year ended November 30, 1998.

The Board of Directors has established a standing Audit Committee currently composed of Messrs. Gilstrap, Dechant and Ferrero. The Audit Committee reviews all matters relating to oversight of the Company's internal control structure, selection of the independent auditors and oversight of the Company's financial reporting. The committee held two meetings during the fiscal year ended November 30, 1998.

The Board of Directors has also established a standing Nominating Committee currently composed of Messrs. Gilstrap, Garner and Perry. The Nominating Committee reviews matters pertaining to Board Composition and screens and recommends to the Board potential candidates for election as a Director.


Directors' Fees

Each Director who has not been an employee of CardioDynamics in the preceding two years receives 1,000 automatic monthly stock options granted at fair market value (or, in the case of 10% shareholders Mr. Paulson and Mr. Gilstrap, at 110% of fair market value) on the last day of the month for each full month of service as a Director of the Company, pursuant to the 1995 Stock Option/Stock Issuance Plan. On August 1, 1997, Cam L. Garner, a Director of the Company, entered into a consulting agreement with us whereby Mr. Garner is paid a monthly fee of $2,083.33 and received a one-time grant of 5,000 stock options to purchase our Common Stock in exchange for consulting services. Total fees paid to Mr. Garner in fiscal 1998 were $25,000.00. Mr. Martin and Mr. Ferrero each received a one-time grant of 10,000 stock options to purchase our stock. The options vest in equal thirds on August 20, 1998, 1999 and 2000.

                                  PROPOSAL 2

                                RATIFICATION OF
                     SELECTION OF INDEPENDENT ACCOUNTANTS


Ratification and approval by the shareholders is sought for the selection of KPMG LLP by the Board of Directors as independent accountants to audit our accounts and records for the fiscal year ending November 30, 1999, and to perform other appropriate services.

KPMG LLP have been our auditors since 1997. Our financial statements for the fiscal year ended November 30, 1996, 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of KPMG LLP, the Board of Directors will reconsider such selection.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the selection
                                         ---
of KPMG LLP as our independent accountants for fiscal 1999.

                            PRINCIPAL SHAREHOLDERS


The following are the only persons known by us to own beneficially, as of May 28, 1999, five percent (5%) or more of the outstanding shares of our Common Stock.

Name and Address of                             Shares Beneficially Owned
                                             --------------------------------
Beneficial Owner                              Number/(1)/    Percentage/(2)/
---------------------                        -------------  -----------------
Allen E. Paulson/(3)/                         17,869,233           46.6%
P.O. Box 9660
Rancho Santa Fe, CA 92067

James C. Gilstrap/(4)/                         7,371,144           19.2%
5067 Shore Drive
Carlsbad, CA 92008

Nicholas V. Diaco, M.D./(5)/                   4,785,796           12.4%
1302 - 20th Street, Suite 400
Santa Monica, CA 90404

Joseph F. Diaco, M.D./(6)/                     4,529,796           11.8%
4700 North Habana Ave., Suite 403
Tampa, FL 33614

CardioDynamics Holdings, LLC/(7)/              4,124,490           10.5%
P.O. Box 9660
Rancho Santa Fe, CA 92067

Edge Financial Group, Inc./(8)/                2,214,059            5.7%
16225 Park Ten Place, Suite 380
Houston, TX 77084

Joe C. Richardson, Jr./(9)/                    1,994,038            5.1%
P.O. Box 8246
Amarillo, TX 79114

__________________

/1)/ Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

/2)/  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

/3)/ Includes 4,124,490 shares of Common Stock beneficially owned by CardioDynamics Holdings, LLC ("CDH"), of which Mr. Paulson is a member with a majority interest. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Also includes 45,000 shares of Common Stock Mr. Paulson beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Excludes 3,000,000 shares of Common Stock owned by Mr. Paulson's sons; Mr. Paulson disclaims beneficial ownership of such shares.

/4)/ Includes 4,124,490 shares of Common Stock beneficially owned by CDH, of which Mr. Gilstrap is a member with a minority interest. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Includes 3,195,654 shares held in the Jim and Sue Gilstrap Family Limited Partnership. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his and his wife's ownership interest in the Jim and Sue Gilstrap Family Limited Partnership. Also includes 45,000 shares of Common Stock Mr. Gilstrap beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Excludes 665,000 shares of Common Stock owned by Mr. Gilstrap's daughters; Mr. Gilstrap disclaims beneficial ownership of such shares.

/5)/ Includes 4,124,490 shares of Common Stock beneficially owned by CDH, of which Dr. Nicholas Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7). Also includes 150,000 shares of Common Stock Dr. Diaco beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days.

/6)/ Includes 4,124,490 shares of Common Stock beneficially owned by CDH, of which Dr. Joseph Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (7).

/7)/ Includes 2,243 shares of Common Stock over which CDH exercises sole voting and investment power, and 4,022,247 shares of Common Stock over which CDH exercises sole voting power, but no investment power. Also includes 100,000 shares of Common Stock issuable upon conversion of a Note issued by CardioDynamics.

/8)/ Includes 1,209,049 shares of Common Stock beneficially owned by Medical Assets, LLC, of which Edge Financial Group, Inc. is a member. Edge Financial Group, Inc. disclaims beneficial ownership of these shares except to the extent of its ownership interest in Medical Assets, LLC. Medical Assets, LLC exercises sole investment power, but no voting power, over all its shares of Common Stock. See footnote 9. Edge Financial Group, Inc. has investment power, but not voting power, with respect to all its shares.

/9)/ Includes 1,209,049 shares of Common Stock beneficially owned by Medical Assets, LLC, of which Mr. Richardson is a member. Mr. Richardson disclaims beneficial ownership of these shares except to the extent of his ownership interest in Medical Assets, LLC. See footnote (8). Also includes 25,109 shares held by Vital Energy, Inc. of which Mr. Richardson is CEO and majority shareholder. Mr. Richardson has investment power, but not voting power, with respect to all his shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of CardioDynamics as of May 28, 1999 by each Director and each officer of CardioDynamics named in the Summary Compensation Table set forth below, and by all Directors and executive officers of our Company as a group. Each such person has a business address, care of CardioDynamics.

                                                      Shares  Beneficially  Owned
                                                     -----------------------------
Name                                                   Number (1)     Percent (2)
---------------------                                  ----------     -----------
Stephenson M. Dechant (3)                                55,000            *

Nicholas V. Diaco, M.D. (4)                           4,785,796          12.4%

Louis P. Ferrero (5)                                    174,334            *

Cam L. Garner (6)                                        84,001            *

James C. Gilstrap (7)                                 7,371,144          19.2%

Stephen P. Loomis                                        10,000            *

Richard O. Martin, Ph.D. (8)                             74,334            *

Richard E. Otto (9)                                      76,667            *

Michael D. Padilla (10)                                  56,000            *

Allen E. Paulson (11)                                17,869,233          46.6%

Rhonda F. Pederson (12)                                 141,250            *

Michael Perry (13)                                      178,875            *

Richard E. Trayler                                      101,000            *

All Directors and executive
officers as a group - (13 persons) (14)              22,728,654          58.2%

--------------------------
*Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)1.

(3) Includes 55,000 shares of Common Stock Mr. Dechant beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days. Mr. Dechant will not be standing for re-election at the meeting.

(4) Includes 4,124,490 shares of Common Stock beneficially owned by CDH, of which Dr. Nicholas Diaco is a member with a minority interest. Dr. Diaco disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (14). Also includes 150,000 shares of Common Stock Dr. Diaco beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Dr. Diaco will not be standing for re-election at the meeting.

(5) Includes 24,334 shares of Common Stock Mr. Ferrero beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days.

(6) Includes 26,001 shares of Common Stock Mr. Garner beneficially owns, by virtue of his right to acquire such shares under stock options now exercisable or exercisable within 60 days.

(7) Includes 4,124,490 shares of Common Stock beneficially owned by CDH, of which Mr. Gilstrap is a member with a minority interest. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (14). Includes 3,195,654 shares held in the Jim and Sue Gilstrap Family Limited Partnership. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his and his wife's ownership interest in the Jim and Sue Gilstrap Family Limited Partnership. Also includes 45,000 shares of Common Stock Mr. Gilstrap beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Excludes 665,000 shares of Common Stock owned by Mr. Gilstrap's daughters; Mr. Gilstrap disclaims beneficial ownership of such shares.

(8) Includes 24,334 shares of Common Stock Dr. Martin beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days.

(9) Includes 36,667 shares of Common Stock Mr. Otto beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Mr. Otto will not be standing for re-election at the meeting.

(10) Includes 45,000 shares of Common Stock Mr. Padilla beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Mr. Padilla will not be standing for re-election at the meeting.

(11) Includes 4,124,490 shares of Common Stock beneficially owned by CDH, of which Mr. Paulson is a member with a majority interest. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his individual ownership interest in CDH. See footnote (14). Also includes 45,000 shares of Common Stock Mr. Paulson beneficially owns, by virtue of his right to acquire such shares from CardioDynamics under stock options now exercisable or exercisable within 60 days. Excludes 3,000,000 shares of Common Stock owned by Mr. Paulson's sons; Mr. Paulson disclaims beneficial ownership of such shares.

(12) Includes 112,500 shares of Common Stock Ms. Pederson beneficially owes by virtue of her right to acquire shares from CardioDynamics under stock options now exercisable or exercisable within 60 days

(13) Includes 161,875 shares of Common Stock Mr. Perry beneficially owes by virtue of his right to acquire shares from CardioDynamics under stock options now exercisable or exercisable within 60 days

(14) Shares beneficially owned include shares held by entities affiliated with certain Directors and named Officers as described above in the footnotes.

                              EXECUTIVE OFFICERS

The Company's executive officers and their ages as of May 28, 1999 are as follows:

    Name                                 Age           Position
    -------------------                  ---           --------
    Allen E. Paulson                     77            Co-Chairman  of the Board of Directors
    James C.  Gilstrap                   63            Co-Chairman  of the Board of Directors
    Michael K. Perry                     38            Chief Executive Officer
    Rhonda F. Pederson                   38            President
    Stephen P. Loomis                    39            Chief Financial Officer
    Richard E. Trayler                   49            Chief Operating Officer
    Dennis G. Hepp                       50            Chief Technology Officer

Business Experience of  Executive Officers

Allen E. Paulson.  See description under "Election of Directors."

James C. Gilstrap.  See description under "Election of Directors."

Michael K. Perry.  See description under "Election of Directors."

Rhonda F. Pederson. Ms. Pederson has been the President of our Company since June 1997. She served as Vice President of Operations from June 1995 to January 1996 and as Chief Operating Officer from February 1996 to May 1997. Ms. Pederson has over 15 years of healthcare experience, including medical product development, rapid growth transitions, sales and marketing, and executive management. From July 1992 until May 1995, Ms. Pederson held the positions of President/Chief Executive Officer, Vice President of Sales and Marketing, and Board member at Culture Technology, Inc., a privately held biotechnology company specializing in culturing autologous skin for burn patients. Ms. Pederson has also held positions at General Electric Medical Systems and Quinton Instrument Company, both medical device subsidiaries of publicly held companies. Ms. Pederson holds a Bachelor of Pharmacy from Washington State University and is completing a Masters in Business Administration, Executive Program, at UCLA Anderson School of Business in Los Angeles.

Stephen P. Loomis. Mr. Loomis joined our Company in September 1996 as Vice President of Finance and has held the positions of Vice President of Finance, Chief Financial Officer and Corporate Secretary since April 1997. Mr. Loomis is a Certified Public Accountant with more than 13 years experience in finance and business development with both publicly traded and privately held companies. From 1993 until joining CardioDynamics, he served as Director of Financial Reporting at the Kinko's Inc. group of companies. From 1988 to 1993, Mr. Loomis was the Chief Financial Officer for Terminal Data Corporation, a publicly traded high-speed document imaging company. Prior to that, Mr. Loomis was with Peat Marwick Main & Co. He earned his Bachelor of Science Degree in Business Administration from California State University at Northridge.

Richard E. Trayler. Mr. Trayler joined our Company in July 1997 as Chief Operating Officer. From 1982 to 1997, Mr. Trayler held positions of regional and divisional sales manager at Quinton Instrument Company, a medical device subsidiary of American Home Products Corporation. He has also held positions at the Heart Institute for CARE, the University of Washington, and the Boeing Company where he assisted cardiologists in the clinical assessment of cardiac patients. Mr. Trayler was also the founder of the Health Enrichment Institute and the Amarillo Cardiopulmonary Rehabilitation Program, specializing in cardiology/health hazard appraisals and the development of cardiopulmonary exercise programs. Mr. Trayler earned a Bachelor of Science Degree from Texas A&M University, a Master of Science Degree from the University of Washington, and a Master of Christian Leadership Degree from Western Conservative Baptist Seminary (Phoenix Seminary).

Dennis G. Hepp. Mr. Hepp was appointed Chief Technology Officer of our Company in June 1997. Mr. Hepp has served as a consultant to us since July 1995. He has over 29 years experience in cardiovascular clinical medicine and the medical device industry. From 1974 to 1986, Mr. Hepp held various engineering and management positions at Medtronic, Inc. In 1989, Mr. Hepp founded and he continues to serve as Managing Director of Rivertek Medical Systems, Inc., in Minneapolis, Minnesota, which serves as an engineering consulting firm to medical device manufacturers, including Guidant Corporation and Medtronic, Inc., as well as emerging medical technology companies such as CardioDynamics. Mr. Hepp holds a Bachelor of Electrical Engineering from the University of Detroit.

                 EXECUTIVE  COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides information regarding the annual and long-term compensation earned for services rendered in all capacities to CardioDynamics for the fiscal years ended November 30, 1996, 1997 and 1998 of those persons who were, at November 30, 1998 (i) the Chief Executive Officer and (ii) the other executive officers of CardioDynamics whose aggregate direct remuneration from CardioDynamics during the fiscal year ended November 30, 1998 exceeded $100,000 (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE


                                                                                  Long-Term
                                                                                 Compensation
                                                                                 ------------
                                                                                   Awards
                                             Annual Compensation(1)              ------------
                                   ------------------------------------------    Securities
                                                                   Other         Underlying
Name and                                                          Annual          Options/
Principal Position          Year   Salary($)       Bonus($)   Compensation($)      SARs(#)
------------------          ----   ---------       --------   ---------------   -------------
Michael K. Perry            1998   $      1        $   750        $ 4,000 (2)      1,295,000
   Chief Executive          1997        n/a            n/a            n/a                n/a
   Officer(3)               1996        n/a            n/a            n/a                n/a

Rhonda F. Pederson          1998    127,833            751         18,000 (4)             -0-
   President                1997    111,308         17,228         15,000 (4)         75,000
                            1996     95,000             -0-            -0-           150,000

Stephen P. Loomis           1998    116,583          1,663             -0-           120,000 (5)
   Chief Financial          1997    103,416         22,849             -0-            70,000 (6)
   Officer(7)               1996     18,025             -0-            -0-            80,000 (6)

Richard E. Trayler          1998    123,750          1,502             -0-            80,000 (5)
   Chief Operating          1997     60,000             -0-            -0-           100,000 (6)
   Officer(8)               1996        n/a            n/a            n/a                n/a

------------------

(1) Employee benefits provided to each of the Named Officers under various Company programs do not exceed the disclosure thresholds established under the SEC rules and are therefore not included.

(2)  Amount represents Company paid allowance for automobile expenses.

(3) Represents compensation earned by Mr. Perry from his employment with our Company commencing April of 1998.

(4) Amounts represent Company paid lodging of $12,000 in each year and the balance is for automobile expenses.

(5)  Amounts represent options granted under Company Stock Option
     Cancellation/Regrant program.

(6) In conjunction with our Stock Option Cancellation/Regrant program in 1998, these options were cancelled.

(7) Represents compensation earned by Mr. Loomis from his employment with our Company commencing September of 1996.

(8) Represents compensation earned by Mr. Trayler from his employment with our Company commencing July of 1997.

The following table provides information regarding option exercises during the fiscal year ended November 30, 1998, as well as information with respect to unexercised options to purchase our Common Stock granted to the Named Officers in fiscal 1998. None of the Named Officers exercised any stock options during fiscal 1998. CardioDynamics has not granted any Stock Appreciation Rights.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                        Individual Grants
                         --------------------------------------------------------------------------
                                 Number of           % of Total
                           Securities Underlying   Options Granted
                                  Options           to Employees       Exercise       Expiration
Name                              Granted          in Fiscal 1998    Price($/Sh)(1)     Date
----------------------------------------------------------------------------------------------------
Michael K. Perry                 1,295,000               46%            $1.625        10/16/2008
Rhonda F. Pederson                 250,000                9%            $2.250         3/19/2008
Stephen P. Loomis                  120,000                4%            $1.625        10/16/2008
Richard E. Trayler                  80,000                3%            $1.625        10/16/2008

___________________________________________
(1) All options were granted at fair market value (closing sale price for our Common Stock on the NASDAQ/AMEX Stock Market on the date of grant).

The following table provides further information regarding the Named Officers' outstanding stock options as of November 30, 1998. No stock appreciation rights were granted or exercised, and no stock options were exercised during fiscal 1998.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                        Number of
                                                                       Securities
                                                                        Underlying            Value(1) of
                                                                        Unexercised           Unexercised
                                                                       Options/SARs           In-the-Money
                                                                       At FY-End (#)      Options/SARs at FY-
                             Shares Acquired       Value              Exercisable/       End ($) Exercisable/
                             on Exercise (#)      Realized ($)        Unexercisable        Unexercisable(2)
Name                         ---------------      ------------        -------------        ----------------
Michael K. Perry                 - 0 -               - 0 -          - 0 - / 1,295,000       - 0 - / 1,214,063
Rhonda F. Pederson               - 0 -               - 0 -         25,000 /   450,000       - 0 - /   312,500
Stephen P. Loomis                - 0 -               - 0 -          - 0 - /   120,000       - 0 - /   112,500
Richard E. Trayler               - 0 -               - 0 -          - 0 - /    80,000       - 0 - /    75,000

______________________
(1) Represents the difference between the closing sale price of our Common Stock on the NASDAQ/AMEX Stock Market on November 30, 1998 and the exercise price of the options.

(2) The respective Named Officers as of November 30, 1998 could not exercise these options and future exercisability is subject to certain vesting provisions including specific stock price thresholds and/or remaining in the employ of the Company for up to three additional years.

Stock Options

On October 16, 1998, we adopted a Stock Option Cancellation/Regrant program. Each employee was given the opportunity to exchange his or her existing options for new options, exercisable at $1.625 per share. All accrued vesting under the old stock options was forfeited, and the optionee began a new vesting schedule (over the same number of years as the old option's vesting schedule). For all employees other than executive officers, the new options were granted for the same number of shares as the old options. For executive officers, the new options were granted for a fewer number of shares. The reduction in option shares for the executive officers was calculated by a formula based on the Black-Scholes option valuation model.

Under the program, 2,267,000 options were cancelled with an average exercise price of $2.74. In exchange, 1,968,000 new options were granted with an exercise price of $1.625 per share and 299,000 options were forfeited with an average exercise price of $2.75. Eligible optionees representing 678,000 options with an average exercise price of $1.75 elected not to participate in the program.

Employment Agreements

On March 23, 1998, we entered into an employment agreement with Michael Perry who succeeded Mr. Otto as Chief Executive Officer. Under the terms of the agreement, Mr. Perry was granted 1,500,000 non-transferable stock options (not under our Stock Option Plan) at an exercise price of $2.55 per share, subject to vesting requirements. The first tranche vested on September 23, 1998, and the final tranche was not scheduled to vest until March 23, 2002. Under the October 16, 1998 Stock Option Cancellation/Regrant program, Mr. Perry cancelled his 1,500,000 options in exchange for a new grant of 1,295,000 options. The new options have an exercise price of $1.625 per share, and all accrued vesting was forfeited. The new options vest over the same four-year period with a commencement date of October 16, 1998. At May 28, 1999, 161,875 of the options were vested. The options expire on October 15, 2008.

We entered into a Compensation and Employment Agreement, dated June 16, 1995, with its then Chief Executive Officer, Richard E. Otto. Under the terms of the agreement, Mr. Otto was granted 500,000 non-transferable stock options (not under our Stock Option Plan) at an exercise price of $0.50 per share. The agreement provided for a salary of $150,000 per year and standard fringe benefits. In January 1996, Mr. Otto and the Company agreed to reduce his annual salary to $120,000 per year and then again in June 1997, they agreed to reduce it to $72,000 per year and reduced the number of stock options to 250,000. The options vest when and if the quoted market price of our Common Stock attains and holds the following stock prices:

                    50,000 options vest at $5.00
                    50,000 options vest at $6.00
                    50,000 options vest at $7.00
                    50,000 options vest at $8.00
                    50,000 options vest at $9.00

At May 28, 1999, none of the options were vested. The options expire June 15, 2005. Upon the appointment of Mr. Perry as Chief Executive Officer in April of 1998, Mr. Otto's salary ceased and he and the CardioDynamics agreed that the 250,000 stock options would continue to be outstanding, subject to the same vesting requirements.

Long Term Incentive Plans

We do not have any long-term incentive plans (as defined in the Securities and Exchange Commission regulations).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 1996, CardioDynamics Holdings, LLC ("CDH") and its members engaged in several significant transactions with us, substantially all resulting in the issuance of unregistered Common Stock or notes convertible (and later converted) into Common Stock. As of May 28, 1999, CDH owns 2,243 shares of our Common Stock and has the right under a $25,000 note bearing interest at 7.5% to obtain an additional 100,000 shares upon conversion. Members of CDH individually own 18,058,009 shares of CardioDynamics Common Stock (aside from CDH's own holdings); of the members' shares, Allen E. Paulson owns 13,744,743, James C. Gilstrap owns 3,246,654 and Nicholas V. Diaco, M.D. owns 661,306. At May 28, 1999, CDH and its members together are the beneficial owners of 56.3% of our Common Stock.

In March 1998, we entered into an 18 month unsecured private line of credit agreement with Allen E. Paulson and James C. Gilstrap. Under the terms of the agreement we can borrow up to $3,000,000 on an as-needed basis with monthly interest-only payments at an annual interest rate of 10.0%. In February 1999, the term was extended one year, to September 2000.

Before and after becoming an executive officer of CardioDynamics in June 1997, Dennis G. Hepp has served as a consultant and vendor to our Company since July 1995 through the company he founded in 1989, Rivertek Medical Systems, Inc., located in Minneapolis, Minnesota. Rivertek, which is 100% owned by Mr. Hepp and his wife, provides engineering consulting to medical device manufacturers, and continues to be one of our largest vendors. In fiscal 1997 and fiscal 1998, we paid $238,278 and $454,801, respectively, to Rivertek.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that each person who, at any time during the fiscal year ended November 30, 1998, was a Director, officer, or beneficial owner of more than 10% of a class of registered equity securities of the Company filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act.


                SHAREHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

The deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Shareholders is February 14, 2000. Such proposals may be included in the next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

If a shareholder wishes to have a proposal considered at the 2000 Annual Meeting but does not seek to have the proposal included in the Company's Proxy Statement and form of Proxy for that meeting, and if the shareholder does not notify CardioDynamics of the proposal by April 30, 2000, then the persons appointed as proxies by management may use their discretionary voting authority to vote on the proposal when the proposal is considered at the 2000 Annual Meeting, even though there is no discussion of the proposal in the Proxy Statement for that meeting. It is recommended that shareholders submitting proposals or notices of proposal direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested. Shareholders' proposals should be submitted to CardioDynamics International Corporation, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121.

                                  FORM 10-KSB

The company will mail without charge, upon written request, to any shareholder of the company a copy of the annual report on form 10-KSB, including the financial statements, schedules and list of exhibits. Requests should be sent to CardioDynamics International Corporation, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, Attention: Shareholder Relations.

                                 OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.


                                   By Order of the Board of Directors


                                   /s/ MICHAEL K. PERRY
                                   --------------------------------------
Dated:  June 14, 1999              Michael K. Perry
                                   Director and Chief Executive Officer

                   Cardiodynamics International Corporation

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James C. Gilstrap and Michael K. Perry, jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of CardioDynamics International Corporation to be held on Thursday, July 15, 1999 or at any postponements or adjournments thereof, as specified below, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

The Board of Directors recommends a vote FOR Proposals 1 and 2. To vote in
                                         ---
accordance with the Board of Directors recommendations just sign below, no boxes need to be checked.
--------------------------------------------------------------------------------

1.   Election of Directors:
        Nominees:

                Louis P. Ferrero         Cam L. Garner       James C. Gilstrap
                Richard O. Martin, Ph.D.  Allen E. Paulson   Michael K. Perry

       [_] Vote FOR all nominees above (except as withheld in the space below)
       [_] Vote WITHHELD from all nominees

     Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name for whom you wish to withhold your vote on the line below.

--------------------------------------------------------------------------------

2. To ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending November 30, 1999.

              [_] Vote FOR         [_] Vote AGAINST         [_] ABSTAIN

--------------------------------------------------------------------------------

Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1 and 2 and will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponements or adjournments thereof. To vote in accordance with the Board of Directors recommendations just sign below, no boxes need to be checked.

                              Dated: ___________________________, 1999

                              _______________________________________________
                              Signature of Shareholder

                              _______________________________________________
                              Printed Name of Shareholder

                              _______________________________________________
                              Title (if appropriate)

                              Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

                              CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL
                              MEETING __________________________________________